Exhibit 99.1

News Release

Contact:
Brad Cohen
Public Relations
Quantum Corp.
+1 (408) 944-4044
brad.cohen@quantum.com

Brinlea Johnson or Allise Furlani
Investor Relations
The Blueshirt Group
+1 (212) 331-8424 or +1 (212) 331-8433
brinlea@blueshirtgroup.com or allise@blueshirtgroup.com

For Release: Jan. 16, 2018 1:15 p.m. PST

Quantum Corporation Names Patrick Dennis as CEO

Former CEO of Guidance Software and Senior EMC Executive Brings Domain Experience
and Business Transformation Expertise

SAN JOSE, Calif. - Jan. 16, 2018 - Quantum Corp. (NYSE: QTM) today announced that its board of directors has appointed Patrick Dennis as president and CEO, effective today. Dennis was most recently president and CEO of Guidance Software and has also held senior executive roles in strategy, operations, sales, services and engineering at EMC. He succeeds Adalio Sanchez, a member of Quantum’s board who had served as interim CEO since early November 2017. Sanchez will remain on the board and assist with the transition.

“Patrick has been a successful public company CEO and brings a broad range of experience in storage and software, including a proven track record leading business transformations,” said Raghu Rau, Quantum’s chairman. “The other board members and I look forward to working closely with him to drive growth, cost reductions, and profitability and deliver long-term shareholder value. We also want to thank Adalio for stepping in and leading the company during a critical transition period.”

“During my time as CEO, I’ve greatly appreciated the commitment to change I’ve seen from team members across Quantum and will be supporting Patrick in any way I can to build on the important work we started,” said Sanchez.

Dennis served as president and CEO of Guidance Software, a provider of cyber security software solutions, from May 2015 until its acquisition by OpenText last September. During his tenure, he turned the company around, growing revenue and significantly improving profitability. Before joining Guidance Software, Dennis was senior vice president and chief operating officer, Products and Marketing, at EMC, where he led the business operations of its $10.5 billion enterprise and mid-range systems division, including management of its cloud storage business. Dennis spent 12 years at EMC, including as vice president and chief operating officer of EMC Global Services, overseeing a 3,500-person technical sales force. In addition to his time at EMC, he served as group vice president, North American Storage Sales, at Oracle, where he turned around a declining business.

“With its long-standing expertise in addressing the most demanding data management challenges, Quantum is well-positioned to help customers maximize the strategic value of their ever-growing digital assets in a rapidly changing environment,” said Dennis. “I’m excited to be joining the company as it looks to capitalize on this market opportunity by leveraging its strong solutions portfolio in a more focused way, improving its cost structure and execution, and continuing to innovate.”

About Quantum
Quantum is a leading expert in scale-out tiered storage, archive and data protection, providing solutions for capturing, sharing, managing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. Quantum’s end-to-end, tiered storage foundation enables customers to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.
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Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, but without limitation, statements relating to: i) Mr. Sanchez remaining on the board, assisting with the transition and supporting Mr. Dennis in building upon the work already started; ii) the board members working with Mr. Dennis to drive growth, cost reductions, and profitability and deliver long-term shareholder value; iii) Quantum being well-positioned to help customers maximize the strategic value of their ever-growing digital assets in a rapidly changing environment; and iv) Quantum looking to capitalize on market opportunities by leveraging its strong solutions portfolio in a more focused way, improving its cost structure and execution, and continuing to innovate, are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 1, 2017 and in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2017. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.